Exhibit 99.1

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. TRANSFERS REMAINING ASSETS AND LIABILITIES TO APOLLO COMMERCIAL REAL ESTATE FINANCE LIQUIDATING TRUST

New York, NY, November 12, 2026 – Apollo Commercial Real Estate Finance Liquidating Trust, a Maryland statutory trust (the “Liquidating Trust”), announced today that, in accordance with the Plan of Complete Liquidation and Dissolution (the “Plan”) approved by the stockholders of Apollo Commercial Real Estate Finance, Inc. ( “ARI”) on September 29, 2026, ARI transferred its remaining assets and liabilities to the Liquidating Trust effective November 9, 2026 (the “Effective Date”). Following the transfer, ARI distributed units of beneficial interest in the Liquidating Trust (the “Units”) to its stockholders on a one-for-one basis, with each stockholder receiving one Unit for each share of common stock of ARI held immediately prior to the Effective Date. As of the Effective Date, all of ARI’s outstanding shares of common stock were cancelled, and ARI deregistered with the Securities and Exchange Commission (the “SEC”).

The purpose of the Liquidating Trust is to wind up ARI’s affairs and liquidate ARI’s remaining assets, to preserve the value of such assets in connection with their orderly liquidation and, after satisfying or providing for ARI’s remaining liabilities, to distribute such assets or the proceeds thereof to the holders of the Units. The amount and timing of any distributions from the Liquidating Trust will be determined by the board of trustees of the Liquidating Trust (the “Board of Trustees”) in its sole discretion.

Under the Amended and Restated Agreement and Declaration of Trust of the Liquidating Trust (the “Declaration of Trust”), subject to certain limited exceptions, including transfer by will, intestate succession or operation of law, the Units are not transferable, nor do holders of Units have authority or power to sell or in any other manner dispose of their Units. The Units do not trade on the New York Stock Exchange or any other exchange. The rights of holders of Units are not represented by any form of certificate or other instrument.

Under the Declaration of Trust, the Board of Trustees will oversee the business and affairs of the Liquidating Trust. ACREFI Management, LLC has been retained as the manager of the Liquidating Trust to oversee its day-to-day operations under the supervision and control of the Board of Trustees.

The Declaration of Trust provides that the Liquidating Trust will terminate upon the earliest of (a) such time as termination is required by the applicable laws of the State of Maryland, (b) the determination of the Board of Trustees to terminate the Liquidating Trust following the distribution of all of the Liquidating Trust’s assets, or (c) November 9, 2029, subject to certain extensions.

Material U.S. Federal Income Tax Consequences

Information regarding the expected U.S. federal income tax consequences of any additional liquidating distributions, as well as the Plan, is summarized in ARI’s definitive proxy statement, filed with the SEC on August 24, 2026, for ARI’s special meeting of stockholders held on September 29, 2026, which is available free of charge through the website maintained by the SEC at http://www.sec.gov. However, the tax treatment described may vary depending on each stockholder’s particular situation.

About Apollo Commercial Real Estate Finance, Inc. and Apollo Commercial Real Estate Finance Liquidating Trust

On September 29, 2026, ARI’s stockholders approved the complete liquidation and dissolution of ARI in accordance with the Plan. ARI operated as a real estate investment trust that primarily originated, acquired, invested in and managed performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments.

The Liquidating Trust is a Maryland statutory trust established to wind up ARI’s affairs and liquidate its remaining assets for the benefit of holders of the Units. On November 9, 2026, ARI transferred its remaining assets and liabilities to the Liquidating Trust in accordance with the Plan. ACREFI Management, LLC manages the day-to-day operations of the Liquidating Trust under the supervision and control of the Board of Trustees. ACREFI Management, LLC is a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $1.07 trillion of assets under management as of September 30, 2026.

Additional information can be found on the Liquidating Trust’s website at www.apollocref.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of ARI and the Liquidating Trust. These forward-looking statements include information about possible or assumed future results of the Liquidating Trust’s activities, financial condition, liquidity, plans and objectives, including the liquidation of remaining assets, the amount and timing of any additional liquidating distributions and the duration of the Liquidating Trust. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks, uncertainties and assumptions, including: risks associated with the actual amount or timing of asset sales and liquidating distributions; unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the Plan; and the ability to realize the results contemplated by the Plan. For a further list and description of such risks and uncertainties, see the reports filed by ARI and the Liquidating Trust with the SEC. The forward-looking statements, and other risks, uncertainties and factors, are based on current beliefs, assumptions and expectations, taking into account all information currently available. Forward-looking statements are not predictions of future events. ARI and the Liquidating Trust disclaim any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.